THE GALLAGHER LAW FIRM

2905 Sackett Street
Houston, Texas 77098
(713) 222-8080 Fax (713) 238-7852

Michael T. Gallagher
BOARD CERTIFIED - PERSONAL INJURY TRIAL LAW
TEXAS BOARD OF LEGAL SPECIALIZATION

May 28, 2008

Mr. Gordon Graves
1114 Lost Creek Blvd., Suite 125
Austin, Texas 78746

Re: Aces Wired Board of Directors

Dear Gordon:

Because of the position the Racing Commission has taken with regard to Aces Wired, I have no alternative other than to resign my position from the Board of Directors.

I consider you to be a good friend and I'm here for you on both a personal and professional basis anytime you need me.

I'm sorry to resign from the Aces Wired Board at this point in time, but I absolutely do not have any other viable alternative.

Sincerely,

Michael T. Gallagher